Exhibit 3.16
B Y - L A W S
OF
RUFFNER REALTY COMPANY
ARTICLE I
SEAL
          The common seal of this corporation shall be circular in form and shall have inscribed thereon the words “Ruffner Realty Company, Corporate Seal,” and for such purposes there is adopted the seal whose impression is made on the margin hereof.
ARTICLE II
LOCATION
          The principal office of the corporation shall be in the City of Charleston, West Virginia. The corporation may however, maintain an office or offices and the business of the corporation may be transacted at such other place or places in the State of West Virginia or elsewhere as the Board of Directors may from time to time determine.
ARTICLE III
STOCKHOLDERS’ MEETING
     Section 1 - Annual Meeting
          The regular annual meeting of the stockholders of the corporation for the election of directors and for the transaction of the lawful business of the corporation shall be held on the third Saturday in March in each year, either at the principal office of the corporation, or at such other place in or outside West Virginia as shall be designated in the notice or waiver of notice of such regular annual meeting. Should said date fall on a legal holiday, the regular annual meeting shall be on the first business day following.
     Section 2 - General or Special Meeting
          A general, regular or special meeting of the stockholders may be held at the principal office of the corporation, or at such other place in or outside West Virginia as shall be designated in the notice or waiver of notice of such special or general meeting whenever called by the Board of Directors, by the President and Secretary, or by any number of stockholders owning in the aggregate at least one-tenth of the number of shares outstanding.
     Section 3 - Notice of Meetings
          Notice of the regular annual meeting of the stockholders shall be given in writing by the President or Vice President or Secretary of the corporation.
          Notice of a general or special meeting of the stockholders shall be given by notice in writing signed by the stockholders making the call for said meeting, or if called by the Board of Directors shall be signed by the President or Vice President or Secretary of the corporation, and / or if called by the President and Secretary shall be signed by them.
          Said notice shall be mailed, postage prepaid, addressed to each of the stockholders of record at the post office address of each of the stock holders appearing on the books of the corporation, or, if an address is specified for this purpose by a stockholder, then to such address. Said notice shall be mailed as aforesaid at least ten days prior to the date of said meeting. No other notice shall be necessary unless expressly required by law.
          A notice of any regular, general or special meeting other than the annual meeting shall indicate briefly the object or objects thereof, and the business to be transacted.
     Section 4 - Waiver of Notice
          Any meeting of the stockholders may be held without notice and publication of notice by waiver thereof in writing signed by all of the stockholders filed with the records of the meeting either before or after the holding thereof. When, however, it is required by statute that notice shall be given in a particular manner and such notice cannot be legally waived, then such notice shall be given in the manner provided by such statute.
     Section 5 - Written Agreement in Lieu of Meeting
          Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of such stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action, if such meeting were held, shall agree in writing to such corporate action being taken, and such agreement shall have like effect and validity as though the action were duly taken by the unanimous action of all stockholders entitled to vote at a meeting of such stockholders duly called and legally held.
     Section 6 - Quorum
          At all meetings of the stockholders, a quorum of the stockholders shall consist of a majority of all the shares of stock entitled to vote, represented by the holders thereof in person or represented by proxy.
     Section 7 - Adjournment and Recesses
          Any number of shares less than a quorum present and / or represented by proxy at any stockholders’ meeting may adjourn said meeting from time to time until a quorum is present.
          Every meeting of the stockholders may adjourn or recess from time to time until its business is completed.
     Section 8 - Organization
          The President shall call meetings of the stockholders to order and shall act as Chairman of such meeting. The stockholders present may appoint any stockholder to act as Chairman of any meeting in the absence of the President or with his consent if present.

          The Secretary of the corporation shall act as Secretary of all meetings of the stockholders. In the absence of the Secretary at any such meeting, the Assistant Secretary present shall act as Secretary thereof; and if neither the Secretary nor an Assistant Secretary be present, the presiding officer may appoint any person to act as secretary thereof and to keep a record of the proceedings.
     Section 9 - Voting
          In all elections for directors, each stockholder shall have the right to cast one vote for each share of stock owned by him and entitled to a vote, and he may cast the same in person or by proxy for as many persons as there are directors to be elected, or he may cumulate such votes and give one candidate as many votes as the number of directors to be elected multiplied by the number of his shares of stock shall equal; or he may distribute them on the same principle among as many candidates and in such manner as he shall desire, and the directors shall not be elected in any other manner, except as provided in Article IV, Section 2, of the by-laws.
          On any other question to be determined by a vote of shares of any meeting of stockholders, each stockholder shall be entitled to one vote for each share of stock owned by him and entitled to vote and he may exercise this right in person or by proxy.
ARTICLE IV
BOARD OF DIRECTORS
     Section 1 - Powers, Qualifications, Number and Term of Office
          The business and property of the corporation shall be managed and controlled by the Board of Directors to be elected at each regular annual meeting of the corporation. The Board of Directors shall not be less than three, nor more than seven, but such number may be altered from time to time by an amendment to these by-laws, but never decreased below three; provided, that when all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three but not less than the number of stockholders.

Each director shall hold office from the time of his election until the next regular annual meeting of the stockholders of the corporation or until his successor is elected and qualified or until he is removed by a vote of the stockholders. No director need be a resident of the State of West Virginia or a stockholder of the corporation in order to hold said office.
     Section 2 - Vacancies
          In case of any increase in the number of directors, each additional director, if not elected by the stockholders, shall be elected by the affirmative vote of a majority of the directors then in office, such additional director to hold office until the next regular annual meeting of the stockholders or until removed by vote of the stockholders. In case of any vacancy arising through death, resignation, disqualification, or other cause, except removal, the remaining directors, though less than a quorum, by affirmative vote of a majority of their number, may fill such vacancy and the person elected shall hold office for the unexpired portion of the term in respect of which such vacancy occurred or was created, and until the election and qualification of his successor or until his removal by vote of the stockholders. Directors may be elected by the stockholders at the regular annual meeting or at a general or special meeting expressly called for that purpose or for that and other purposes.
     Section 3 - Place of Meeting
          The directors may hold their meetings and have an office or offices and keep the books of the corporation (except as is or may otherwise be provided by law) in such place or places in or out of the State of West Virginia, as may from time to time be determined.
     Section 4 - Regular Meetings
          The regular meetings of the Board of Directors shall be held annually on the third Saturday in March of each year following the annual meeting of stockholders.
     Section 5 - Special Meetings
          Special meetings of the Board of Directors shall be held whenever called by direction of the President, Vice President, or any two of the directors.

     Section 6 - Notice - Waiver of Notice
          No notice shall be required of the regular meetings of the Board of Directors. Notice of special meetings of the Board of Directors shall be given by mailing a written notice to each director at his last known post office address at least two days before the time of the meeting. Notice of such special meeting shall state the time, place and purpose of such special meeting.
          Notice of such special meetings of the Board of Directors may be dispensed with if every director shall attend in person or if every director shall in writing file with the records of the meeting either before or after the holding of such meeting a written waiver of such notice.
     Section 7 - Written Agreement in Lieu of Meeting
          Whenever the vote of directors at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of such directors may be dispensed with if all of the directors shall agree in writing to such corporate action being taken, and such agreement shall have like effect and validity as though the action were duly taken by the unanimous action of all directors at a meeting of such directors duly called and legally held.
     Section 8 - Quorum
          A majority of the members of the Board of Directors shall constitute a quorum thereof for the transaction of business, but if at any meeting of said Board of Directors there shall be less than a quorum present, any number of said directors may adjourn said meeting from time to time and place to place until a quorum is present.
     Section 9 - Presiding Officer - Recording Officer
          At all meetings of the Board of Directors, the President or a Vice President, or in the absence of them, any director elected by the directors present, shall preside. The Secretary or an Assistant Secretary, or in the absence of both, any person appointed by the directors present, shall keep a record of the proceedings. The records shall be verified by the signature of the person acting as Chairman of the meeting.

     Section 10 - Voting When Interested
          No member of the Board of Directors shall vote on a question in which he is interested otherwise than as a stockholder, except the election of a president or other officer or employee, or be present at the Board while the same is being considered; but if his retirement from the Board in such case reduces the number present below a quorum, the question may nevertheless be decided by those who remain. On any question the names of those voting each way shall be entered on the record of their proceedings, if any member at the time requires it.
     Section 11 - Compensation of Directors
          For attendance at any meeting of the Board of Directors or any committee thereof, each director shall receive such compensation as may be fixed from time to time by the Board. If no compensation be fixed by the Board in such cases, no director shall be entitled to receive any compensation for his attendance.
     Section 12 - Ratification of Stockholders
          The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any general or special meeting called for the purpose of considering any contract or act; and any contract or act which shall be approved and ratified by the vote of the holders of a majority in interest of the capital stock of the corporation that is represented in person or by proxy at such meeting, providing only that a quorum of the stockholders be either so represented in person or by proxy, shall be as valid and binding upon the corporation and upon all the stockholders as though it had been approved and ratified by each and every stockholder of the corporation.
     Section 13 - General Powers
          The Board of Directors shall elect the officers hereinafter provided for in Article V, Section 1, of the bylaws, and in case of the absence of the President and / or the Vice President, the Board may appoint a President pro tempore who for the time shall discharge the official duties of the President, and the Board of Directors shall determine what is such absence as will justify the election of the

President pro tempore. The Board of Directors may appoint such officer and agents of the corporation as they may deem proper and may by resolution or resolutions passed by a majority of the whole Board of Directors designate one or more committees, each committee to consist of two or more of the directors of the corporation which, to the extent provided in such resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolutions adopted by the Board of Directors.
     Section 14 - Inspection of Records
          The minutes and resolutions of the Board of Directors shall at all times be open to examination by any member of the Board of Directors or by any committee appointed by the stockholders, and such minutes shall be produced whenever required by the stockholders at any meeting.
     Section 15 - Books of Account
          The Board of Directors shall require the officers to cause accurate accounts to be kept of the corporation’s transactions.
ARTICLE V
OFFICERS
     Section 1 - Officers
          The officers of the corporation shall consist of President, Vice President, Secretary and Treasurer. The President shall be a member of the Board of Directors. The Board of Directors may, from time to time, also appoint or elect such other additional officers and agents, and prescribe the duties thereof, as the Board of Directors shall deem expedient. One person may hold more than one office, except that the President and Vice President shall not be the same person. No officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or by the by-laws to be executed, acknowledged and verified or countersigned by two or more officers.
     Section 2 - Election and Terms of Office
          The Board of Directors shall elect the aforementioned officers, who shall hold office until the next regular annual meeting of the stockholders, or until their successors are elected and qualified. None of the directors or officers of the corporation need be stockholders. Unless otherwise provided by law, all officers shall be subject to removal with or without cause, and at any time, by the affirmative vote of a majority of the Board of Directors, but all appointees, agents, and employees, other than officers, shall hold office at the discretion of the President. The Board of Directors shall fix the salary and compensation for all officers, agents and employees.
     Section 3 - Powers and Duties of the President
          The President shall be the chief executive officer and the head of the corporation; he shall have general charge and supervision over the business and affairs of the corporation, subject to the control of the Board of Directors. The President shall annually prepare a full and true statement of the affairs of the corporation which shall be submitted by him at the annual meeting of the stockholders and filed within twenty (20) days thereafter at the principal office of the corporation in this State, where it shall during the usual business hours of each secular day be open for inspection by any stockholder of the corporation. He shall have authority to sign, execute and acknowledge and deliver any and all deeds, assignments and trust deeds, releases, powers of attorney, assignments of mortgages and other similar documents, or any other instruments of whatsoever kind or nature authorized, generally or specially, by the Board of Directors, and shall perform all other duties required of him by the laws of the State of West Virginia, and such other duties as may be prescribed by these by-laws or as may from time to time be assigned to him by the Board of Directors.
     Section 4 - Vice President
          The Vice President shall, concurrently with the President, but subject to his superior right and authority,

have all the rights, powers and authority and perform all the duties of the President of the corporation. Any additional vice president shall have the powers conferred by and perform the duties assigned by the Board of Directors.
     Section 5 - Secretary
          The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall keep correct minutes of all the proceedings of all such meetings and record the same in a book or books to be kept by him for such purpose. He shall have power to affix the seal of the corporation to all instruments by him attested, and, together with the President or Vice President, to execute all conveyances or other formal instruments requiring formal execution by the corporation under its corporate name and seal. He shall be the custodian of all records and files of the corporation, and shall, from time to time, whenever requested to do so, make full detailed reports regarding the same to the President, the Vice President, the Board of Directors, and to the stockholders when in meeting lawfully assembled.
     Section 6 - Treasurer
          The Treasurer shall have custody of all the funds and securities of the corporation which shall come into his hands. He shall keep accurate accounts, in such form as may be approved by the Board of Directors, of all the financial transactions of the corporation, and shall close said accounts and balance said books of account at least once in each year. He shall, whenever required by the President, the Vice President, or by the Board of Directors, render a report of all moneys received and disbursed by the corporation and of the financial condition of the corporation, and shall perform such other appropriate duties and have such power as may be required of, or conferred upon him, by the Board of Directors.
     Section 7 - General Provisions
          All employees and agents of the corporation shall at any time be subject to dismissal, and shall perform such duties as may be imposed upon them, and have such powers as may be given them by the President or by the Board of Directors.
          All books, records and files of the corporation shall at all times be open to the inspection of the President, the Vice President, and the Board of Directors.

          Any or all of the officers shall give such bond or bonds for the faithful discharge of their respective duties in such sum or sums as and when the Board of Directors may from time to time in its discretion require.
          Any duty authorized, provided and/or required to be performed by any officer of this corporation may be performed by his duly authorized assistant.
ARTICLE VI
FUNDS AND ACCOUNTS
     Section 1 - Receipts
          The President, Vice President, Secretary and Treasurer are each authorized to receive and receipt for all moneys due and payable to the corporation from any source whatsoever, and to endorse for deposit checks, drafts, and other money orders in the name of the corporation or on its behalf, and to give full discharge and receipt therefor.
     Section 2 - Deposits
          All funds of the corporation shall be deposited in such banks or trust companies (or with such other corporations and firms) as have been or may from time to time be designated for such purposes by the Board of Directors.
     Section 3 - Checks, Notes, etc.
          All bills, notes, checks, drafts, or other orders for money and negotiable instruments of the corporation shall be made in the name of the corporation and shall be signed by such officer or employee of the corporation as may be designated for such purposes by the Board of Directors.
ARTICLE VII
     CERTIFICATES OF STOCK
     Section 1 - Issue and Registration

          All certificates for shares of the capital stock of the corporation shall be signed by the President or Vice President and by the Secretary or the Treasurer, and sealed with the seal of the corporation. The certificates shall be numbered and shall be entered on the stock register in the name of the person owning the shares represented by such certificate, and in case of cancellation, the date of cancellation also shall be entered on the stock register. Every certificate surrendered to the corporation for transfer shall be cancelled and preserved by the officer or agent of the corporation having custody of the stock certificates, and no new certificate shall be issued until the old certificate has been thus cancelled, except as provided in Section 4 of this Article.
     Section 2 - Transfer
          Title to a certificate of stock and to the shares represented thereby shall be transferred only as provided by Article 8, Chapter 46 of the Code of West Virginia.
     Section 3 - Dividends
          The Board of Directors may, from time to time, declare and pay dividends of so much of the net profits as they deem it prudent to divide.
     Section 4 - Lost or Destroyed Certificates
     A stockholder requesting the issue of a stock certificate of the corporation in lieu of a lost or destroyed certificate shall promptly give notice to the corporation of such loss or destruction and publish in a newspaper of general circulation published in the City of Charleston, West Virginia, a notice of such loss once a week for two successive weeks. Such stockholder shall file with the officers of this corporation, first, an affidavit setting forth the time, place and circumstances of the loss to the best of his knowledge and belief, and, second, proof of his having advertised the loss in a newspaper of general circulation, published in the City of Charleston, West Virginia, once a week for two weeks. He shall also execute and deliver to the corporation a bond with good security in a penalty of unlimited amount conditioned to indemnify the corporation and all persons whose rights may be affected by the issuance of the new certificates against any loss in consequence of the new certificate being issued.

          The Board of Directors, in its discretion, may authorize the issuance of a new certificate in lieu of the one lost without requiring the publication of said notice or the giving of a bond.
ARTICLE VIII
FISCAL YEAR
          The fiscal year of the corporation shall begin the calendar year beginning January 1st and ending December 31st each year.
ARTICLE IX
MISCELLANEOUS
     Section 1 - Voting Upon Stocks
          Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation, whether in person or by proxy, to attend and to act and to vote at any meeting of stockholders of any corporation in which this corporation may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, and which, as the owner thereof, this corporation might have possessed and exercised if present. The Board of Directors by resolution may, from time to time, confer like powers upon any other person or persons.
     Section 2 - Contracts with Directors and Officers
          No contract, act, or other transaction between this corporation and any other corporation, association, firm, person or persons, shall, in the absence of fraud, be vacated or invalidated by the fact that any director or officer of this corporation is a director or officer of such other corporation, or is or are interested in such association or firm or is or are a party or parties interested in such contract, act, or transaction, or in any way connected with such other corporation, association, firm, person or persons, individually or jointly, directly or indirectly, and each and every person who may become a director or officer of this corporation acting in good faith and without fraud, is hereby relieved from any liability that might otherwise exist from contracting with this corporation for the benefit of himself or any other corporation, association, or firm, person or persons, in which or with whom he may be in anywise interested, provided he is authorized so to do by a resolution adopted by the stockholders or his act is subsequently ratified by a resolution adopted by the stockholders.
     Section 3 - Indemnification of Directors and Officers
          The corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the Board of Directors of the corporation may serve or at any time have served as directors or officers of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by said person in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them, or any of them, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former directors or officer or person shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall in addition to any other rights to which those indemnified may be entitled under any law, by-laws, agreement, vote of stockholders, or otherwise.
ARTICLE X
AMENDMENTS
          The stockholders shall have power, by vote of a majority of all the stock outstanding, and entitled to vote, to make, alter, amend or rescind any or all of the by-laws of this corporation at any annual, general or special meeting of said corporation, when the notice or waiver of notice shall specify among the purposes of such meeting the purpose of making, altering or rescinding the by-laws or any of them.

          Said by-laws having been adopted, as aforesaid, the Chairman announced that the next order of business was the election of directors; whereupon, on motion of Mrs. Hibbs, seconded by Mrs. Willard, and unanimously adopted, the following were elected members of the board of Directors of this corporation to serve as provided by the by-laws until the next annual meeting of the stockholders or until their successors are elected and qualified:
Henry B. Wehrle, Jr. R. S. Wehrle Howard P. McJunkin George S. Herscher David G. Huffman
          The adoption of stock certificates form being next in order of business, the following resolution was offered by Mrs. Hibbs, and, upon motion duly made and seconded and carried by the unanimous affirmative vote of all the stockholders, was adopted:
     RESOLVED: That the form of stock certificate for shares of stock in this corporation shall be in words and figures substantially as follows:

“INCORPORATED UNDER THE LAWS OF
THE STATE OF WEST VIRGINIA

Number	Shares
RUFFNER REALTY COMPANY
Capital Stock of $800,000.00.
THIS CERTIFIES THAT is the owner of shares of the capital stock of
RUFFNER REALTY COMPANY
fully paid and non-assessable
transferable only on the books of the corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed this day of , A. D., 19___.

Secretary	President
SHARES $10.00 EACH”
          The following resolution was then offered and upon motion duly made and seconded and carried by the unanimous affirmative vote of all the stockholders was adopted:
     RESOLVED: That the directors of this corporation be empowered to authorize the issuance and delivery of the shares of the stock of this corporation until April 1, 1976, to such persons as may desire to purchase the same upon payment of not less than the par value of such shares in cash into the treasury of the corporation. Provided, however, the aggregate receipts (contributions to capital plus paid-in-surplus) from shares issued pursuant to this plan shall not exceed $800,000.00.

          Thereupon, the following resolution, duly made and seconded, was carried by the unanimous vote of the stockholders:
     RESOLVED FURTHER: That the Board of Directors be authorized to issue the capital stock of the corporation in payment wholly or partially for cash, real and/or personal property, leases, goodwill, customer accounts and other intangibles, or for the use thereof, at such price and upon such terms and conditions as may be fixed by agreement between the owner of such property and the officers of the corporation.
     There being no further business to come before the meeting, the same, upon motion, adjourned.

/s/ Patricia A. Willard
Patricia A. Willard, Secretary

/s/ Frances A. Baldwin Frances A. Baldwin, Chairman